Exhibit 99.5

CONSENT OF RICHARD W. WRIGHT

Pursuant to Rule 438 of the General Rules and Regulations under the Securities Act of 1933, I, Richard W. Wright, hereby consent to be named as a prospective director of Eastern Virginia Bankshares, Inc. (“Eastern Virginia”) in the Registration Statement on Form S-4 of Eastern Virginia, dated June 5, 2009, and any subsequent amendments thereto, and to the filing of this consent as an exhibit to the Registration Statement.

	Signature:	/s/ Richard W. Wright
	Name:	Richard W. Wright

Dated: June 5, 2009